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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 4, 2001


                      COLUMBIA FINANCIAL OF KENTUCKY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             OHIO                      0-23935                 61-1319175
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(State or other jurisdiction   (Commission File No.)    (IRS Employer I.D. No.)
      of incorporation)



              2497 Dixie Highway, Ft. Mitchell, Kentucky 41017-3085
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:       (859) 331-2419
                                                    --------------------------



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Item 5.  Other Events.

         On June 4, 2001, Columbia Financial of Kentucky, Inc. ("CFKY"), an Ohio corporation, Columbia Federal Savings Bank, a federal savings bank and wholly-owned subsidiary of CFKY ("Columbia Federal"), Camco Financial Corporation ("Camco"), a Delaware corporation headquartered in Cambridge, Ohio, Advantage Bank, a savings bank organized under Chapter 1161 of the Ohio Revised Code and wholly-owned subsidiary of Camco ("Advantage"), and Camco Acquisition Corp., an Ohio corporation formed as a wholly-owned subsidiary of Camco ("Acquisition Corp."), entered into an Agreement and Plan of Reorganization (the "Agreement") (including an Agreement of Merger) which sets forth the terms and conditions under which Acquisition Corp. will merge with and into CFKY, CFKY will merge with and into Camco, and Columbia Federal will merge with and into Advantage (the "Merger").

         The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each common share of CFKY ("CFKY Common Shares") outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished. Each of such shares (other than (i) shares as to which dissenters' rights have been asserted in accordance with Ohio law and (ii) any shares held by CFKY (including treasury shares) or Camco or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger, and without any further action by the holder thereof, be converted into and represent the right to receive cash in the amount of $6.90 and .3681 shares of Camco, subject to adjustment under certain circumstances.

         Consummation of the Merger is subject to the approval of the shareholders of CFKY and the receipt of all required regulatory approvals, as well as other customary conditions.

         The Agreement and the press release issued by Camco and CFKY on June 5, 2001, regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

         CFKY and Camco will be filing relevant documents concerning the Merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov. In addition, documents filed with the SEC by CFKY will be available free of charge from the Secretary of CFKY at 2497 Dixie Highway, Ft. Mitchell, Kentucky 41017, telephone number 859-331-2419. Documents filed with the SEC by Camco will be available free of charge from the Secretary of Camco at 6901 Glenn Highway, Cambridge, Ohio 43725-9757, telephone (740) 435-2020. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Camco and CFKY and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED FROM THE RESPECTIVE COMPANIES.



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         This Form 8-K does not constitute an offer of any securities for sale.

Item 7.  Financial Statements and Exhibits.

                  (a) and (b).  Not applicable.

                  (c) Exhibits.

                      See Index to Exhibits.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 COLUMBIA FINANCIAL OF KENTUCKY, INC.



                                 By: /s/ Robert V. Lynch
                                    ---------------------------------
                                     Robert V. Lynch, President




Date:  June 5, 2001




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                               INDEX TO EXHIBITS




Exhibit Number                     Description
--------------                     -----------
       2 Agreement of Merger and Plan of Reorganization, dated June 4, 2001, by and among Camco Financial Corporation, Camco Acquisition Corp., Advantage Bank, Columbia Financial of Kentucky, Inc. and Columbia Federal Savings Bank

      99          News Release dated June 5, 2001





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